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                                         Form 8-A

                            SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C.  20549

                    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                         PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES EXCHANGE ACT OF 1934

                                     Talk City, Inc.
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                  (Exact name of registrant as specified in its charter)

             Delaware                                     77-0426524
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


307 Orchard City Drive, Suite 350, Campbell, CA               95008
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   (Address of principal executive offices)                 (Zip code)

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
If this form relates to the                 If this form relates to the registration of
registration of a class of                  a class of securities pursuant to Section
securities pursuant to Section 12(b)        12(g) of the Exchange Act and is effective
of the Exchange Act and is effective        pursuant to General Instruction A.(d),
pursuant to General Instruction             please check the following box.  [X]
A.(c), please check the following
box.  [_]
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Securities Act registration statement file number to which this form relates:

                                   333-77455
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Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, PAR VALUE $0.001 PER SHARE
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                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

         Incorporated by reference to Description of Capital Stock section of Amendment No. 4 to the Registrant's registration statement on Form S-1 filed with the Securities and Exchange Commission on July 9, 1999 (File No. 333-77455) (the "S-1 Registration Statement").

Item 2.  Exhibits
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         The following exhibits are filed as a part of this registration statement:

         1.  /1/   Amended and Restated Certificate of Incorporation.

         2.  /2/   Second Amended and Restated Certificate of Incorporation, to
                   be filed immediately following the consummation of the offering.

         3.  /3/   Bylaws.

         4.  /4/   Specimen Common Stock Certificate.

         5.  /5/   Third Amended and Restated Shareholders Rights Agreement,
                   dated April 23, 1999, between the registrant and the parties named therein, as amended on May 26, 1999.

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/1/  Incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement.
/2/ Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement. /3/ Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement. /4/ Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement. /5/ Incorporated by reference to Exhibit 4.2 to the S-1 Registration Statement.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  July 9, 1999
                                       TALK CITY, INC.


                                       By:  /s/ Peter H. Friedman
                                          ---------------------
                                          Peter H. Friedman
                                          Chief Executive Officer and
                                          President

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